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Exhibit 23.3  Consent of Vavrinek, Trine, Day & Co., LLP as accountants for
Registrant.

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                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in this Registration Statement on Form S-4 for Cerritos Valley Bancorp of our report dated February 28, 1997 relating to the financial statements of Cerritos Valley Bancorp and Subsidiary for the year ended December 31, 1996, and to the reference to our Firm under the caption "Experts" in the Registration Statement.




/s/ Vavrinek, Trine, Day & Co. LLP
Rancho Cucamonga, California
May 24, 1999